SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2015

RX Safes, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193800	27-2928918
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Green Valley Parkway, Suite 300 Henderson, NV	89012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-800-4620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Pay-off of EMA Note

As previously disclosed, on March 28, 2015, we entered into a securities purchase agreement with EMA Financial, LLC, whereby EMA agreed to invest $50,000 in exchange for a convertible promissory note. EMA exercised their right to convert $20,000 of their principal into 11,185,682 common shares. We exercised our ability to redeem the remaining principal amount plus all accrued interest and prepayment penalties. We have used the proceeds from the Kodiak and Auctus Notes, described below, to retire the note from EMA.

Kodiak Equity Line and Loan

Equity Purchase Agreement

On October 7, 2015, we entered into an Equity Purchase Agreement (“EPA”) and a Registration Rights Agreement (“RRA”) with Kodiak Capital Group, LLC (“Kodiak”) in order to establish a source of funding. Under the EPA, Kodiak has agreed to provide us with up to $1,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, we can deliver puts to Kodiak under the EPA under which Kodiak will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $1,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Kodiak until the earlier of December 31, 2016 or the date on which Kodiak has purchased an aggregate of $1,000,000 of put shares. The number of shares of our common stock that Kodiak will purchase pursuant to each put notice will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at seventy-five percent (75%) of the Market Price for our common stock with Market Price being defined as the lowest closing bid price for our common stock for any trading day during the five consecutive trading days commencing on the date we notify Kodiak that its shares have been deposited with its broker (the “Valuation Period”). There is no minimum amount that we must put to Kodiak at any one time, but we may not put more than allowed by the principal market we trade on. Pursuant to the Equity Purchase Agreement, Kodiak and its affiliates will not be required to purchase shares of our common stock that would result in Kodiak's beneficial ownership equaling more than 9.99% of our outstanding common stock.

Kodiak was issued a commitment fee in the form of a $60,000 interest free convertible promissory note (“Commitment Note”). The note carries a 12-month term and is convertible at a 65% discount to the lowest sales price for the trailing 10 days prior to conversion.. The shares underling the note must be registered by November 30, 2015. Regardless, the Note cannot be converted until after April 7, 2016.

During the first 180 days following the date of the note we have the right to prepay the note with no prepayment penalty. After this initial 180 day period, we do not have a right to prepay the note.

All amounts due under the Note become immediately due and payable by us upon the occurrence of an Event of Default, which is defined in the Note.

The foregoing description of the EPA, RRA and Commitment Note is qualified in its entirety by reference to such EPA, RRA and Commitment Note, which are filed hereto as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

Convertible Promissory Note

Effective October 7, 2015, we issued a convertible promissory note (the “Kodiak Note”) in the face amount of sixty thousand ($60,000) dollars to Kodiak. We received fifty thousand ($50,000) dollars from the note. The note matures on October 7, 2016 and provides for interest at the rate of eight (8%) percent per annum. During the first 180 days following the date of the note we have the right to prepay the note with no prepayment penalty. After this initial 180 day period, we do not have a right to prepay the note. The note may be converted into our unregistered shares of common stock, par value $0.001 per share, at the Conversion Price, as defined, in whole, or in part, at any time after 180 days at the option of Kodiak. All outstanding principal and unpaid accrued interest is due at maturity, if not converted prior thereto.

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The Conversion Price shall be 65% multiplied by the average of the three lowest trading prices on the OTCQB during the previous ten (10) trading day period ending on the latest complete trading day prior to the Conversion Date. The Conversion Price is subject to adjustment for changes in the capital structure such as stock dividends, stock splits or rights offerings. The number of shares of common stock to be issued upon conversion shall be equal to the aggregate amount of principal, interest and penalties, if any, divided by the Conversion Price.

The Conversion Price is subject to adjustment in the event of any of the following:

1.	During the period when a Major Announcement by us relating to a merger, consolidation, sale of our company or substantially all of our assets or tender offer is in effect, as defined.

2.	A merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event being consummated.

Kodiak’s ability to convert the note, however, is limited in that it will not be permitted to convert any portion of the note if the number of shares of our common stock beneficially owned by Kodiak and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 9.99% of our outstanding shares of common stock. The holder has the right to waive this term upon 61 days’ notice to us.

Kodiak is entitled to incorporate into the Kodiak Note any terms that are more favorable in the event we offer those favorable terms to any investor in connection with any future financing. While the note obligation is outstanding, we agreed to not sell our assets or lend money under certain circumstances.

All amounts due under the Note become immediately due and payable by us upon the occurrence of an Event of Default, which is defined in the Note.

The foregoing description of the Kodiak Note is qualified in its entirety by reference to such Kodiak Note, which is filed hereto as Exhibit 10.6, and is incorporated herein by reference.

Auctus Loan

Effective October 6, 2015, we entered into a Securities Purchase Agreement (“SPA”) and issued a convertible promissory note (the “Auctus Note”) in the face amount of fifty five thousand two hundred and fifty ($55,250) dollars to Auctus Private Equity Fund, LLC (the “Holder”). The Auctus Note matures on July 6, 2016 and provides for interest at the rate of eight (8%) percent per annum. The Auctus Note may be converted into our unregistered shares of common stock, par value $0.001 per share, at the Conversion Price, as defined, in whole, or in part, at any time after 180 days at the option of the Holder. All outstanding principal and unpaid accrued interest is due at maturity, if not converted prior thereto. We were required to reimburse the Holder’s legal and due diligence expenses, amounting to $4,250 and 250,000 restricted common shares in connection with this transaction.

During the first 180 days following the date of the note we have the right to prepay the principal and accrued but unpaid interest due under the Note, together with any other amounts we may owe the Holder under the terms of the note, at a graduating premium ranging from 125% to 140%. After this initial 180 day period, we do not have a right to prepay the Note.

The Conversion Price shall be 65% multiplied by the lowest closing bid price on the OTCQB during the previous twenty (20) trading day period ending on the latest complete trading day prior to the Conversion Date. The Conversion Price is subject to adjustment for changes in the capital structure such as stock dividends, stock splits or rights offerings. The number of shares of common stock to be issued upon conversion shall be equal to the aggregate amount of principal, interest and penalties, if any, divided by the Conversion Price.

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The Conversion Price is subject to adjustment in the event of any of the following:

1.	During the period when a Major Announcement by us relating to a merger, consolidation, sale of our company or substantially all of our assets or tender offer is in effect, as defined.

2.	A merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event being consummated.

The Holder’s ability to convert the note, however, is limited in that it will not be permitted to convert any portion of the note if the number of shares of our common stock beneficially owned by the Holder and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 4.99% of our outstanding shares of common stock. The holder has the right to waive this term upon 61 days’ notice to us.

For the first six months, we are not permitted to change the nature of our business or sell, divest, acquire, change the structure of any material assets other than in the ordinary course of business.

All amounts due under the Auctus Note become immediately due and payable by us upon the occurrence of an Event of Default, which is defined in the Note.

The foregoing description of the SPA and Auctus Note is qualified in its entirety by reference to such SPA and Auctus Note, which are filed hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the Holder is an accredited investor, the Holder acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	SPA
10.2	Auctus Note
10.3	EPA
10.4	RRA
10.5	Commitment Note
10.6	Kodiak Note

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RX Safes, Inc.

Lorraine Yarde
CEO
Date: October 13, 2015

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